No. 798114
編號

COMPANIES ORDINANCE
(CHAPTER 32)
香 港 法 例 第 **32** 章
公 司 條 例

CERTIFICATE OF INCORPORATION
公 司 註 冊 證 書

* * *

I hereby certify that
本 人 謹 此 證 明

MACRON INTERNATIONAL GROUP LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance,
於 本 日 在 香 港 依 據 公 司 條 例 註 冊 成 為

and that this company is limited.
有 限 公 司。

Issued by the undersigned on 15 May 2002.
本 證 書 於 二 ○ ○ 二 年 五 月 十 五 日 簽 發。

MS. T. LAI
....
for *Registrar of Companies*
Hong Kong
香港公司註冊處處長
(公司註冊主任 **黎潔玲** 代行)

C.R.F. 4 (99)